Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO TERM LOAN AGREEMENT

FIRST AMENDMENT dated as of May 30, 2013 (this “First Amendment”) to the Term Loan Agreement dated as of April 29, 2013 (the “Term Loan Agreement”), by and among CDW LLC, an Illinois limited liability company (the “Borrower”), each of the lenders from time to time party thereto (collectively the “Lenders” and, each individually, a “Lender”) and Barclays Bank PLC as Administrative Agent and Collateral Agent.

WHEREAS, under Section 9.08(d) of the Term Loan Agreement, the Administrative Agent and the Borrower may amend the Credit Agreement in order to, among other things, “correct, amend, cure any ambiguity, inconsistency, defect or correct any typographical error or other manifest error” in the Credit Agreement; and

WHEREAS, the Borrower has requested that the Administrative Agent agree to correct the definition of Excess Cash Flow as provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used in this First Amendment and not otherwise defined are used herein as defined in the Term Loan Agreement.

SECTION 2. Amendment. Effective as of the First Amendment Effective Date (as defined below), clause (b)(v) of the definition of “Excess Cash Flow” in Section 1.01 of the Term Loan Agreement is hereby amended by inserting the words “or with the proceeds of Equity Interests of (1) the Borrower or (2) the Borrower’s direct or indirect parent companies to the extent contributed to the capital of the Borrower” immediately preceding the semi-colon at the end thereof.

SECTION 3. Confirmation of Security Interest. Each Loan Party, by its execution of this First Amendment, hereby confirms and ratifies that (i) all of its obligations as a “Grantor”, “Mortgagor” and “Trustor” or otherwise under the Security Documents to which it is a party shall continue in full force and effect for the benefit of the Agents, the Lenders and the other Secured Parties and (ii) the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent for the benefit of the Secured Parties.

SECTION 4. Conditions Precedent to Effectiveness.

(a) This First Amendment shall become effective on the date upon which each of the following conditions is satisfied (the “First Amendment Effective Date”):

(i) First Amendment. This First Amendment shall have been duly executed and delivered by the Administrative Agent, the Borrower and the other Loan Parties.

(ii) No Defaults. No Default or Event of Default shall have occurred and be continuing.

(iii) Representations and Warranties. The representations and warranties set forth in Article III of the Term Loan Agreement and in each other Loan Document (including, without limitation, this First Amendment) shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true in all respects) as of such earlier date.

(iv) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower or any other Loan Party hereunder or under any other Loan Document.

SECTION 5. Representations and Warranties.

In order to induce the Administrative Agent to enter into this First Amendment and to amend the Term Loan Agreement in the manner provided herein, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

(a) Organization; Powers. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization, except where the failure to be duly organized or formed or to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party, including, as applicable, the Term Loan Agreement as amended by this First Amendment (the “Amended Term Loan Agreement”).

(b) Authorization; No Conflict. The execution and delivery of this First Amendment and the performance of the Amended Term Loan Agreement and other Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, equityholder or member action of each Loan Party and (b) will not (i) violate (A) any provision (x) of any applicable law, statute, rule or regulation, or (y) of the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the Senior Notes Documentation, the Senior Subordinated Notes Documentation or the Senior Secured Notes Documentation or (D) any provision of any other material indenture, agreement or other instrument to which any Loan Party or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (x) the Senior Notes Documentation, the Senior Subordinated Notes Documentation or the Senior Secured Notes Documentation or (y) any other such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any Restricted Subsidiary (other than Liens created or permitted hereunder or under the Security Documents); except with respect to clauses (b)(i) through (b)(iii) above (other than clauses (b)(i)(A)(y), (b)(i)(C) and (b)(ii)(x)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

(c) Enforceability. This First Amendment and the Amended Term Loan Agreement have been duly executed and delivered by each Loan Party which is a party thereto. This First Amendment, the Amended Term Loan Agreement and each other Loan Document in effect on the date hereof constitutes, and each other Loan Document when executed and delivered by each Loan Party which is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

(d) Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the execution, delivery and performance of this First Amendment, the Amended Term Loan Agreement or the other Loan Documents by the Loan Parties, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.

(e) Incorporation of Representations and Warranties. The representations and warranties contained in Article III of the Amended Term Loan Agreement are and will be true and correct in all material respects (unless qualified by materiality, in which case they shall be true in all respects) on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (unless qualified by materiality, in which case they shall be true in all respects) on and as of such earlier date.

(f) Absence of Default. No event has occurred and is continuing or will result from the consummation or effectiveness of this First Amendment that would constitute a Default or an Event of Default.

SECTION 6. Miscellaneous.

(a) On and after the First Amendment Effective Date, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Term Loan Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, the “Refinancing Term Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Term Loan Agreement shall mean and be a reference to the Term Loan Agreement as amended by this First Amendment.

(b) Except as specifically amended by this First Amendment, the Term Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Loan Document in similar or different circumstances.

(c) The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under the Term Loan Agreement or any of the other Loan Documents.

(d) This First Amendment shall be a Loan Document for all purposes of the Term Loan Agreement and the other Loan Documents.

(e) This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this First Amendment by signing any such counterpart.

(f) This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

BARCLAYS BANK, PLC,

as Administrative Agent

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

First Amendment to Term Loan Agreement – CDW LLC

CDW LLC,

as Borrower

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President and Treasurer

Acknowledged and Agreed:

CDW CORPORATION

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President and Treasurer

CDW DIRECT, LLC

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President and Treasurer

CDW GOVERNMENT LLC

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President and Treasurer

CDW LOGISTICS, INC.

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President and Treasurer

CDW TECHNOLOGIES, INC.

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President and Treasurer

First Amendment to Term Loan Agreement – CDW LLC